AMENDMENT TO RIGHTS AGREEMENT

               Amendment, dated as February 20, 1995, to the Rights Agreement (the "Amendment"), dated as of February 28, 1989 (the "Rights Agreement"), between Shawmut National Corporation, a Delaware corporation (the "Company"), and Chemical Bank, a New York banking corporation (the "Rights Agent"), as successor to Manufacturers Hanover Trust Company, a New York banking corporation.

                             WITNESSETH

               WHEREAS, no Distribution Date (as defined in
     Section 3(a) of the Rights Agreement) has occurred as of the date of this Amendment; and

               WHEREAS, the Board of Directors of the Company has approved and adopted this Amendment and directed that the proper officers take all appropriate steps to execute and put into effect this Amendment.

               NOW, THEREFORE, the parties hereby agree as follows:

               1.   Section 1(a) of the Rights Agreement is
     hereby amended by inserting the following phrase after the last word and before the period at the end of the definition of "Acquiring Person":

               "; provided, however, that neither
               Fleet Financial Group, a Rhode Island
               corporation ("Parent"), nor any
               Subsidiary of Parent shall be deemed
               to be an Acquiring Person by virtue
               of the fact that Parent is the
               Beneficial Owner solely of Common
               Stock of the Company (i) of which
               Parent or such subsidiary was the
               Beneficial Owner on February 20,
               1995, together with up to 1% more of
               the Common Stock of the Company
               acquired after February 20, 1995 by
               Parent's Affiliates and Associates,
               (ii) acquired or acquirable pursuant
               to the grant or exercise of the
               option granted pursuant to the Stock
               Option Agreement, dated as of
               February 20, 1995, between Parent and
               the Company, (iii) held directly or
               indirectly in trust accounts, managed
               accounts and the like or otherwise
               hold in a fiduciary  capacity for
               third parties and (iv) held in
               respect of a debt previously
               contracted."

          2. This Amendment shall be effective immediately upon its execution and the Rights Agreement shall continue in full force and effect as amended hereby.

          3. Capitalized terms used in this Amendment and not defined herein shall have the meanings assigned thereto in the Rights Agreement.

          4.   This Amendment may be executed in counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

                         SHAWMUT NATIONAL CORPORATION

                         By:   /s/ J. Michael Shepherd
                            Name:  J. Michael Shepherd
                            Title: Executive Vice President &
                                   General Counsel

                         CHEMICAL BANK

                         By:   /s/ Michael A. Nespoli
                            Name:  Michael A. Nespoli
                            Title: Vice President